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                                                                    EXHIBIT 99.5

                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                                COLT DEFENSE INC.


      The undersigned hereby consents to be named in the Registration Statement on Form S-1, and all amendments thereto, to be filed by Colt Defense Inc. (the "Company") in connection with the initial public offering of Common Stock of the Company, as a person who will become a director of the Company upon consummation of such initial public offering.


June 3, 2005

                                       /s/ WILLIAM M. KEYS
                                    ------------------------------
                                    Name:   William M. Keys